                       PRICEWATERHOUSECOOPERS LETTERHEAD





We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated 24 April 2003 relating to the financial statements which appear in Amarin Corporation PLC's Annual Report on Form 20-F for the year ended 31 December 2002. We also consent to the references to us under the heading "Experts" in such Registration Statement.




/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Cambridge, England
25 April 2003